UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On February 15, 2010, Kulicke and Soffa Industries, Inc. (the “Company”) committed to a plan to reduce its Irvine, California workforce by approximately 56 employees over a period of approximately 26 months.  As part of this workforce reduction plan, substantially all of the Company’s Irvine, California-based manufacturing will be transferred to the Company’s manufacturing facilities in Kuala Lumpur, Malaysia and Singapore.  Certain administrative functions will also be transferred to Malaysia and Singapore.  Management determined that it was in the best interests of the Company to reduce costs by migrating production and certain administrative functions from California to Southeast Asia.

The Company anticipates pre-tax expense of approximately $1.8 million, substantially all of which will be incurred by the end of the second fiscal quarter of 2011, consisting of $1.3 million of severance costs and $0.5 million of retention costs.  Future cash expenditures are expected to be the same amounts, and are expected to be incurred during the period beginning in the first fiscal quarter of 2011 and ending in the first fiscal quarter of 2013.

Forward-Looking Statements

In addition to historical statements, this current report on Form 8-K contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future expected, estimated or anticipated expenses and cash expenditures. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, volatility in the global economy, equity and credit markets, the semiconductor industry and demand for our products and services, as well as the other factors listed or discussed in Kulicke and Soffa Industries, Inc. 2009 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

February 18, 2010	By:	/s/ Michael J. Morris
	Name:	Michael J. Morris
	Title:	Vice President and Chief Financial Officer